EXHIBIT 99.1

[KINDRED LOGO APPEARS HERE]

Contact:	Richard A. Lechleiter
Executive Vice President and
Chief Financial Officer
(502) 596-7734

KINDRED HEALTHCARE ACQUIRES ASSETS OF COMMONWEALTH COMMUNITIES HOLDINGS LLC

LOUISVILLE, Ky. (February 28, 2006) – Kindred Healthcare, Inc. (the “Company”) (NYSE: KND) today announced that its subsidiaries have completed the acquisition of the long-term acute care (“LTAC”) hospitals, skilled nursing facilities and assisted living facilities formerly operated by Commonwealth Communities Holdings LLC and certain of its affiliates (collectively, “Commonwealth”) for a total purchase price of $125 million in cash.

In this transaction, the Company acquired Commonwealth’s five freestanding LTAC hospitals and one hospital-in-hospital with a total of 421 hospital beds. Three of these hospitals also operate co-located subacute units and traditional skilled nursing units with a total of 168 beds. In addition, the Company acquired the operations of nine skilled nursing facilities containing 1,316 beds and four assisted living facilities with a total of 215 beds. Two of these assisted living facilities share campuses with an acquired skilled nursing facility. In the transaction, the Company also acquired the right to develop 95 additional LTAC beds in Massachusetts. All of these facilities are located in Massachusetts except for two freestanding assisted living facilities located in Maine. The assets being acquired currently generate annualized revenues of approximately $225 million.

In connection with the Commonwealth transaction, the Company entered into a new master lease with an affiliate of Health Care REIT, Inc. (“HCN”)(NYSE: HCN) to lease four of the Commonwealth freestanding LTAC hospitals for an initial aggregate annual rental of approximately $6.3 million with a contingent annual rent escalator that should approximate 2.5%. The Company also acquired a two-year option to purchase the real estate related to the four freestanding LTAC hospitals from HCN for approximately $72.4 million. The Company made an initial payment of approximately $7.7 million to HCN at closing in connection with the hospital master lease. Substantially all of the $7.7 million payment will be amortized over the life of the hospital master lease. These four freestanding hospitals contain a total of 339 LTAC beds and three co-located subacute units and traditional skilled nursing units with a total of 168 beds. In connection with the hospital master lease, the Company and HCN terminated the previously announced agreement for the Company to acquire the real estate related to the four freestanding LTAC hospitals from HCN for approximately $80 million.

In addition, the Company entered into a new master lease with HCN to lease the nine Commonwealth skilled nursing facilities and the two co-located assisted living facilities for an initial aggregate annual rental of $10.7 million with a contingent annual rent escalator that should approximate 2.5%. Both master leases have a 15 year term with one 15 year renewal.

The $125 million purchase price to Commonwealth and the $7.7 million payment to HCN were funded primarily from borrowings under the Company’s $400 million revolving credit agreement. The Company expects these transactions will be accretive to earnings in 2006 and beyond.

Paul J. Diaz, President and Chief Executive Officer of the Company, commented that “The Commonwealth acquisition offers us a unique opportunity to grow each of our four operating divisions. This transaction significantly expands our LTAC operations in Massachusetts and builds on our current hospital and skilled nursing center operations in the state. Our KPS Institutional Pharmacy and Peoplefirst Rehabilitation businesses also benefit by expanding their operations in Massachusetts.”

“We also are pleased to have Commonwealth’s employees join our organization. We welcome these dedicated caregivers and professionals and look forward to working with them to continue to improve clinical outcomes for our patients and residents and enhance our operations,” said Mr. Diaz.

“One item that drew us to Commonwealth was its ability to successfully develop programs and processes to integrate and market its LTAC, skilled nursing and assisted living operations,” Mr. Diaz continued. “We believe similar strategies may work in other markets across our portfolio. We also believe additional opportunities exist to expand the clinical programs of the Commonwealth LTAC hospitals, similar to our two existing Massachusetts hospitals, to promote more commercial and Medicare business. The co-located subacute units in the Commonwealth hospitals are well positioned and similar to the model we are pursuing in some of our existing Kindred hospitals. The 95 additional licensed hospital beds also offer us an opportunity to further expand our hospital operations in Massachusetts.”

Mr. Diaz further commented, “With the Commonwealth transaction, we have increased our hospital and nursing center capabilities in Massachusetts which should provide us with opportunities to expand our managed care business. We also are excited about exploring new opportunities with the assisted living facilities.”

Mr. Diaz also stated, “The Commonwealth transaction also gave us an opportunity to renew our relationship with HCN. We are quite pleased to have entered into new master leases with HCN for the freestanding LTAC hospitals, nursing centers and assisted living facilities. We hope to have other opportunities to partner with HCN on additional transactions in the future.”

Jeffrey A. Goldshine, President and Chief Executive Officer of Commonwealth, said, “We have been extremely pleased with the resources and dedicated efforts Kindred has used to ensure that the integration of our facilities is beneficial to our patients, residents and employees. We are excited to be part of the Kindred team and believe significant opportunities exist to expand services and clinical programs and better serve all of our constituents.” Houlihan Lokey Howard & Zukin Capital acted as financial advisor to Commonwealth.

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding the Company’s expected future financial position, results of operations, cash flows, financing plans, business strategy, budgets, capital expenditures, competitive positions, growth opportunities, plans and objectives of management and statements containing the words such as “anticipate,” “approximate,” “believe,” “plan,” “estimate,” “expect,” “project,” “could,” “should,” “will,” “intend,” “may” and other similar expressions, are forward-looking statements. Statements in this press release concerning the Company’s business outlook or future economic performances, anticipated profitability, revenues, expenses or other financial items, anticipated cost synergies, economies of scale and product or service line growth, together with other statements that are not historical facts, are forward-looking statements that are estimates reflecting the best judgment of the Company based on currently available information.

Such forward-looking statements are inherently uncertain, and stockholders and other potential investors must recognize that actual results may differ materially from the Company’s expectations as a result of a variety of factors, including, without limitation, those discussed below. Such forward-looking statements are based on management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which the Company is unable to predict or control, that may cause the Company’s actual results or performance to differ materially from any future results or performance expressed or implied by such forward-looking statements. These statements involve risks, uncertainties and other factors discussed below and detailed from time to time in the Company’s filings with the Securities and Exchange Commission.

In addition to the factors set forth above, other factors that may affect the Company’s plans or results include, without limitation, (a) the Company’s ability to integrate the operations of Commonwealth and realize the anticipated revenues, economies of scale, cost synergies and productivity gains; (b) the Company’s ability to operate pursuant to the terms of its debt obligations and its master lease agreements with Ventas, Inc. (NYSE:VTR); (c) the Company’s ability to meet its rental and debt service obligations; (d) adverse developments with respect to the Company’s results of operations or liquidity; (e) the Company’s ability to attract and retain key executives and other healthcare personnel; (f) increased operating costs due to shortages in qualified nurses, therapists and other healthcare personnel; (g) the effects of healthcare reform and government regulations, interpretation of regulations and changes in the nature and enforcement of regulations governing the healthcare industry; (h) changes in the reimbursement rates or methods of payment from third party payors, including the Medicare and Medicaid programs, and changes arising from the Medicare prospective payment system for LTAC hospitals, including the proposed revised Medicare payment rules for LTAC hospitals, and the Medicare Prescription Drug, Improvement, and Modernization Act of 2003, and changes in Medicare and Medicaid reimbursement for the Company’s nursing centers; (i) national and regional economic conditions, including their effect on the availability and cost of labor, materials and other services; (j) the Company’s ability to control costs, including labor and employee benefit costs; (k) the Company’s ability to comply with the terms of its Corporate Integrity Agreement; (l) the Company’s ability to successfully pursue its development activities and successfully integrate new operations, including the realization of anticipated revenues, economies of scale, cost savings and productivity gains associated with such operations; (m) the increase in the costs of defending and insuring against alleged professional liability claims and the Company’s ability to predict the estimated costs related to such claims; (n) the Company’s ability to successfully reduce (by divestiture of operations or otherwise) its exposure to professional liability claims; (o) the Company’s ability to successfully dispose of unprofitable facilities; and (p) the Company’s ability to ensure and maintain an effective system of internal controls over financial reporting. Many of these factors are beyond the Company’s control. The Company cautions investors that any forward-looking statements made by the Company are not guarantees of future performance. The Company disclaims any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments.

Kindred Healthcare, Inc. through its subsidiaries operates hospitals, nursing centers, institutional pharmacies and a contract rehabilitation services business across the United States.